The securities to which this agreement relate have not been registered under the United States Securities Act of 1933, as amended, or any state securities laws, and such securities may not be offered or resold in the United States of America or to U.S. Persons (as defined herein) without registration under such Act and any applicable state securities laws, unless an exemption from registration is available.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:          KIRKLAND LAKE GOLD INC. (the “Company”)

Re:   Purchase of securities of the Company

Details of Subscription: The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company, on the terms and conditions set forth herein and in the attached schedules, that number of units of the Company (“Units”) set out below at a price of CDN$ 2.60 per unit. Each Unit shall consist of one common share of the Company (a “Share”) and one-half of one non-transferable share purchase warrant (each whole warrant being a “Warrant”). Each Warrant shall entitle the Subscriber to purchase one Share for a period of two years at a price of CDN$ 3.00 per Share. These securities form part of a larger private placement (the “Private Placement”) of an aggregate of up to 3,269,230 Units.

Number of Units to be purchased:	__________________________________ Units

Total Subscription Price:	CDN$ __________________________________
(CDN$ 2.60 per Unit)
Name of Subscriber:

Address:
(Street Address)

(City and Province or State)

(Country and Postal or Zip Code)

(Telephone Number)

(e-mail Address)

Other securities of the Company (insert the number or	shares
a zero on each line) owned by Subscriber:
warrants
(this information is required by the Exchange)
options

other (specify)

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Alternate Registration Instructions:
If the certificate(s) representing the securities are to be registered in other than the name of the Subscriber.

Name: ___________________________________________

Address: _________________________________________
                   (Street Address)

                  _________________________________________

                  _________________________________________
                   (City and Province / State)

                  _________________________________________
                   (Country and Postal / Zip Code)

Delivery Instructions:
If the certificate(s) representing the securities are to be delivered to someone other than the Subscriber.

Name: __________________________________________

Contact Name: ____________________________________

Telephone No.: ____________________________________

Address: _________________________________________
                   (Street Address)

                  _________________________________________

                  _________________________________________
                   (City and Province / State)

                  _________________________________________
                   (Country and Postal / Zip Code)

IN WITNESS WHEREOF the Subscriber has executed, or caused its duly authorized representative to execute, this agreement as of the ______ day of ______________________ , 2003.

Signature of Subscriber (if an individual)	Name of Subscriber (if not an individual)

Per: ________________________________________________
Name of Subscriber (if an individual)	(signature of authorized representative)

Name and Title of Authorized Representative

Subscribers must also complete and sign

  Schedule I (TSX Private Placement Questionnaire and Letter of Undertaking)
  Schedule II (Foreign Portfolio Manager Additional Certification), if the Subscriber is a non-Canadian portfolio manager
  Schedule III (Confirmation by US Subscribers), if the Subscriber is resident in, or otherwise subject to the securities laws of, the United States

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  Schedule IV (BC Accredited Investor Confirmation), if the Subscriber is a domestic or foreign portfolio manager qualifying as an accredited investor resident in British Columbia

ACCEPTANCE

The foregoing is accepted and agreed to as of the __________ day of ______________________, 2003.

KIRKLAND LAKE GOLD INC.

Per: ______________________________________
       Authorized Signatory

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SCHEDULE I

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1.	DESCRIPTION OF TRANSACTION

	(a)	Name of issuer of the securities:

Kirkland Lake Gold Inc.

	(b)	Number and class of securities to be purchased:

______________________________________ Units, each Unit consisting of one common share and one-half share purchase warrant

	(c)	Purchase Price:

$___________________________

2.	DETAILS OF PURCHASER

	(a)	Name of purchaser:

	(b)	Address:

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I - 2

	(c)	Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:

3.	RELATIONSHIP TO ISSUER

(a)
Is the purchaser (or any person named in response to 2(c) above) an insider of the Issuer for the purposes of the Securities Act (Ontario) (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider:

	(b)	If the answer to (a) is “no”, are the purchaser and the issuer controlled by the same person or company? If so, give details:

4.	DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the Issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:

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I - 3

UNDERTAKING

TO:         TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived therefrom for a period of four months from the date of closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at _________________________________ this
Name of Purchaser - please print
day of ______________, 2003

Authorized Signature

Official Capacity - please print

Please print here the name of the individual
whose signature appears above, if different
from name of purchaser printed above.

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SCHEDULE II

CERTIFICATION BY FOREIGN PORTFOLIO MANAGER

The undersigned is purchasing securities of Kirkland Lake Gold Inc. (the “Issuer”).

The undersigned hereby certifies that:

(a)
it is purchasing securities of the Issuer on behalf of managed accounts for which it is making the investment decision to purchase these securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in [insert name of jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than CDN$ 20,000,000; and

(e)	the Issuer has provided it with the following list of the directors, senior officers and other insiders of the Issuer and the persons that carry on investor relations activities for the Issuer:

D. Harry W. Dobson ...........................................................	Chairman and Director
Brian A. Hinchcliffe ............................................................	President, Chief Executive Officer and Director
Sandra Lee ............................................................................	Secretary
A. Murray Sinclair ...............................................................	Director
Brian E. Bayley .....................................................................	Director
S. Paul Kostuik .....................................................................	Director
W. Warren Holmes ..............................................................	Director
DSK Consulting Ltd. (Scott Koyich).................................	Investor Relations

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II - 2

and it does not believe, and has no reasonable grounds to believe, that any of those persons has a beneficial interest in any of the managed accounts for which it is purchasing, except as follows:

(Insert name of insider(s) or person(s) carrying on investor relations activities for the Issuer that have a beneficial interest in an account or insert ‘N/A’, as applicable)

The undersigned acknowledges that it is bound by the provisions of the Securities Act (British Columbia) including, without limitation, Sections 87 and 111 concerning the filing of insider reports and reports of acquisitions.

DATED at _________________________________ this
Name of Purchaser - please print
day of ______________, 2003

Authorized Signature

Official Capacity - please print

Please print here the name of the individual
whose signature appears above, if different
from name of purchaser printed above.

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SCHEDULE III

CONFIRMATION BY US SUBSCRIBERS
(For Subscribers resident in the United States of America
or otherwise subject to the Securities Laws of the United States)

The Subscriber hereby represents and warrants to the Company that the Subscriber:

(initial as appropriate)

_________	was not offered the Units and did not execute this Agreement in the United States of America (a “Reg S Subscriber”);

- or -

_________
was offered the Units or executed this Agreement in the United States of America and is an Accredited Investor, as defined in Rule 501(a) of Regulation D of the Securities Act of 1933 (United States), (a “Rule 506 Subscriber”) by virtue of satisfying one or more of the categories indicated below:

(initial as appropriate)

	_________	(a)
An organization described in section 501(c)(3) of the UnitedStates Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000

	_________	(b)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds US$1,000,000

	_________	(c)
A natural person who had an individual income in excess ofUS$ 200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

	_________	(d)
A trust that (a) has total assets in excess of US$ 5,000,000, (b) was not formed for the specific purpose of acquiring the Offered Securities, and (c) is directed in its purchase of securities by a person who has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Units

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III - 2

_________	(e)	An investment company registered under the Investment Corporation Act of 1940 (United States) or a business development company as defined in section 2(a)(48) of that Act

_________	(f)	Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958 (United States)

_________	(g)	A private business development company as defined in section 202(a)(22) of the Investment Advisors Acts of 1940 (United States)

_________	(h)	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories

DATED at _________________________________  on _________________________________

Name of Purchaser - please print

Authorized Signature

Official Capacity - please print

Please name of the individual whose signature
appears above, if different from name of purchaser
printed above.

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SCHEDULE IV

ACCREDITED INVESTOR CONFIRMATION

     (For domestic or foreign portfolio managers qualifying as accredited investors in British Columbia)

The Subscriber represents and warrants to the Company that the Subscriber has read the following definition of an “accredited investor” from Multilateral Instrument 45-103 Capital Raising Exemptions and certifies that the Subscriber is an accredited investor by virtue of falling into one or more of the categories indicated below:

(initial as appropriate)

_________	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

_________	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

_________	(c)	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

_________	(d)
a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_________	(e)
a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario)or the Securities Act (Newfoundland and Labrador);

_________	(f)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

_________	(g)	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the government of Canada or a jurisdiction of Canada;

_________	(h)	a municipality, public board or commission in Canada;

_________	(i)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_________	(j)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

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_________	(k)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

_________	(l)
an individual whose net income before taxes exceeded CDN$ 200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN$ 300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

_________	(m)
a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone, or with a spouse, had net assets of at least CDN$ 5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements;

_________	(n)	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

_________	(o)
a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued a receipts;

_________	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account;

_________	(q)
a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser,

_________	(r)
a registered charity under the Income Tax Act (Canada)that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

_________	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

_________	(t)
a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

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The foregoing representations and warranties are true an accurate as of the date of this certificate and will be true and accurate as of Closing. If any such representations and warranties shall not be true and accurate prior to Closing, the Subscriber shall give immediate written notice of such fact to the Company.

For the purposes hereof, the following definitions are included for convenience:

(a)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

(b)	“entity” means a company, syndicate, partnership, trust or unincorporated organization.

(c)	“financial assets” means cash and securities.

(d)
“fully managed account” means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(e)
“mutual fund” includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of securities.

(f)	“non-redeemable investment fund” means an issuer:

(i) whose primary purpose is to invest money provided by its securityholders;

(ii)
that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

(ii) that is not a mutual fund.

(g)	“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative.

(h)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

(i)
“spouse” means, in relation to an individual, another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

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In Multilateral Instrument 45-103 a person or company is considered to be

•
an “affiliated entity” of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

•	“controlled” by a person or company if,

	(a)	in the case of a person or company,

(i)
voting securities of the first-mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of securities only, by or for the benefit of the other person or company; and

		(ii)	the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

	(b)	in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or

	(c)	in the case of a limited partnership, the general partner is the second-mentioned person or company.

•	a “subsidiary entity” of another person or company if:

	(a)	it is controlled by,

		(i)	that other, or

		(ii)	that other and one or more persons or companies each of which is controlled by that other, or

		(iii)	two or more persons or companies, each of which is controlled by that, or

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(b)	it is a subsidiary entity of a person or company that is the other’s subsidiary entity.

DATED at _________________________________  on _________________________________

Name of Purchaser - please print

Authorized Signature

Official Capacity - please print

Please print name of the individual whose signature
appears above, if different from name of purchaser
printed above.

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SCHEDULE V

TERMS & CONDITIONS

1.         Description of Securities

The securities subscribed for hereunder shall be units (“Units”), each Unit consisting of one common share in the capital of the Company (collectively the “Shares”) and one-half of one non-transferable common share purchase warrant (each whole warrant being a “Warrant” and collectively the “Warrants”). Each Warrant shall entitle the holder thereof to purchase one common share in the capital of the Company (collectively the “Warrant Shares”), as presently constituted, during the period and for the price described on the first page of this agreement. The foregoing description of the Warrants is a summary only and is subject to the detailed provisions of the certificates representing the Warrants. The Units, Shares, Warrants and Warrant Shares are herein collectively referred to as the “Securities”.

The Securities will be subject to concurrent restricted resale (hold) periods imposed by Multilateral Instrument 45-102 Resale of Securities of the Canadian Securities Administrators (the “Resale Instrument”) and the policies of the Toronto Stock Exchange (the “Exchange) during which they may be resold only in compliance with the Resale Instrument and the Exchange’s policies. Such restricted resale periods will generally expire on the four month anniversary of the Closing Date (as defined in paragraph 4). Subscribers are advised to consult their own legal advisers in connection with any applicable resale restrictions.

2.         Payment of Subscription Price

The total Subscription Price set out on the first page of this Private Placement Subscription Agreement (the “Agreement”) must be paid by money order, certified cheque or bank draft payable to the Company or to the Company’s legal counsel, O’Neill & Company, on or before the Closing Date. Such Subscription Price shall be allocated to the Shares and Warrants on the basis of CDN$ 0.01 to the Warrants and the balance to the Shares.

Pending the Closing (as defined below), the Subscription Funds may be used by the Company for its corporate purposes. Any interest income from the Subscription Funds shall be for the account of the Company. Should the Closing not occur by August 29, 2003, the payment of the Subscription Funds to the Company shall become a demand loan repayable without interest.

3.         Documents Required

The Subscriber must complete, sign and deliver to the Company’s legal counsel, O’Neill & Company, an executed copy of this Agreement together with the following Schedules to this Agreement:

(a)	Schedule I, a Private Placement Questionnaire and Undertaking required by the Exchange;

(b)	Schedule II, a Certification by Foreign Portfolio Manager required by the British Columbia Securities Commission (the “Commission”) if the Subscriber is a non-Canadian portfolio manager;

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(c)	Schedule III, a Confirmation by US Subscribers, if the Subscriber is resident in or otherwise subject to the securities laws of the United States; and

(d)	Schedule IV, a BC Accredited Investor Confirmation, if the Subscriber is a domestic or foreign portfolio manager qualifying as an accredited investor resident in British Columbia.

The Subscriber shall complete, sign and deliver to the Company’s legal counsel, O’Neill & Company, as soon as possible such further documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law (collectively with the foregoing documents the “Transaction Documents” and, in respect of the Company, also includes the certificates representing the Shares and Warrants). The Company will file with the Exchange the Private Placement Questionnaires and Undertakings of Subscribers whose subscriptions are accepted.

4.         Closing

(a)

Delivery and payment for the Units (the “Closing”) will be completed at the offices of:

O’Neill & Company
Barristers & Solicitors
Suite 1880, Royal Centre
1055 West Georgia Street
Vancouver, British Columbia
V6E 3P3

at 10:00 a.m. (Vancouver time) on the second business day (the “Closing Date”) after the later of the date the Exchange has given its approval to the Private Placement and the receipt of the last signed Agreement but no later than August 15, 2003.

(b)	At Closing, the Company shall deliver or cause to be delivered to the Subscriber the following:

(i)	certificates representing the Shares and Warrants;

(ii)	each of the other Transaction Documents duly executed by the Company;

(iii)
a certificate executed by the chief executive officer or the chief financial officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Subscriber, to the effect set forth in Subsection 4(d)(i) below and as to such other matters as may be reasonably requested by the Subscriber or its counsel; and

(iv)	such other documents relating to the transactions contemplated by this Agreement as the Subscriber or its counsel may reasonably request.

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(c)
The Company’s obligation to complete the purchase and sale of the Units shall be subject to the condition that the representations and warranties made by the Subscriber are accurate in all material respects and those undertakings of the Subscriber to be fulfilled before the Closing Date have been fulfilled in all material respects on or before Closing Date. This condition may be waived by the Company with respect to the Company’s obligation.

(d)
The Subscriber’s obligation to accept delivery of the certificates representing the Shares and Warrants upon the Closing Date and to pay for the Shares evidenced by the certificates and the Warrants being purchased by the Subscriber shall be subject to the following conditions, any one or more of which may be waived by the Subscriber with respect to the Subscriber’s obligation:

(i)
the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the undertakings of the Company shall have been performed, satisfied and complied with in all material respects on or before the Closing Date with the undertakings required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

		(ii)	the Company shall have delivered to the Subscriber the items required under Section 4(b) of this Agreement; and

(iii)
the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Units, including, without limitation, written evidence from the Exchange of its acceptance of the written notice of the proposed private placement of the Units and the acceptance for listing of the Common Shares and Warrant Shares on the Exchange.

5.	Acknowledgements of Subscriber The Subscriber acknowledges that:

(a)
the Securities have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or under any state securities or “blue sky” laws, and the Company has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities and therefore the Securities cannot be offered or sold in the United States of America without registration under the 1933 Act and the securities laws of all applicable states of the United States of America, unless an exemption from registration is available or registration is not required pursuant to Regulation S under the 1933 Act;

(b)
the Subscriber’s decision to execute the Transaction Documents and acquire the Units has not been based on any oral or written representation made by or on behalf of the Company and the Company has not provided any offering memorandum, prospectus, disclosure statement or registration statement to the Subscriber but such

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decision is based entirely upon the Subscriber’s review of information which has been filed by the Company with the various Canadian securities commissions under applicable securities legislation and the Exchange (the “Public Record”), including the Company’s most recent audited and unaudited financial statements (collectively the “Financial Statements”), and the Subscriber’s knowledge of the Company’s affairs, and the Subscriber has had the opportunity to ask questions of the Company and its advisors regarding the Company and its business and financial condition and, as a result of all of the foregoing, the Subscriber believes that it has received all the information which it considers necessary for deciding whether to invest in the Units;

(c)
the Company is entitled to rely on the statements and answers of the Subscriber contained in the Transaction Documents and the Subscriber will hold the Company harmless from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete the Transaction Documents;

(d)
it has (or others for whom it is contracting hereunder have) been advised to consult their own legal advisers with respect to applicable resale restrictions and it is (or others for whom it is contracting hereunder are) solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(e)
this Agreement is not enforceable by the Subscriber unless it has been accepted by the Company, it has been entered into by the Subscriber for valuable consideration and may not be revoked or withdrawn by the Subscriber and it is not assignable by the Subscriber without the written consent of the Company which consent may be unreasonably withheld;

(f)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(g)	there is no government or other insurance covering the Securities;

(h)	there are risks associated with the purchase of the Securities;

(i)
there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

(j)
the Company has advised the Subscriber that the Company is relying on exemptions from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the Securities Act (British Columbia) (together with the rules, policies, instruments and orders thereunder, the “BC Act”) and, as a consequence of acquiring securities pursuant to these exemptions, certain protections, rights and remedies provided by the BC Act, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(k)	pursuant to the Resale Instrument, the Securities will be subject to restrictions on transfer for a period of four months and a concurrent period of four months pursuant

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to the policies of the Exchange, in both cases from the Closing Date and thereafter the Securities may be subject to notice or other requirements under applicable securities legislation upon disposition.

6.         Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive Closing) that:

(a)

if the Subscriber is purchasing the Units as principal for its own account, the Subscriber is resident in:

United States Subscribers

the United States of America, or is otherwise subject to the securities laws thereof, and:

(i)
understands the Securities have not and will not be registered under the 1933 Act or the securities laws of any state of the United States of America in which the Subscriber is resident and the sale contemplated hereby is being made in reliance on private placement exemptions to either Rule 506 Subscribers pursuant to Rule 506 of the 1933 Act or Reg S Subscribers pursuant to Rule 903 of Regulation S of the 1933 Act;

	(ii)	if the Subscriber is a Rule 506 Subscriber the Subscriber is an Accredited Investor as set out in the attached Schedule ‘Confirmation by US Subscribers’;

	(iii)	it is acquiring the Units as an investment for its own account as principal and not with a view to any resale, distribution or other disposition of the Securities;

(iv)
has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Securities, or any part thereof, or any interest therein and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

	(v)	if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, will not offer, sell or otherwise transfer any of the Securities, directly or indirectly, unless the sale is:

		(A)	to the Company;

		(B)	made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act (or such rule or regulation promulgated by the Securities and Exchange

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Commission of the United States of America as is then in effect) and in compliance with applicable local laws and regulations; or

(C)
made in a transaction that does not require registration under the 1933 Act or any applicable United States state securities laws and regulations governing the offer and sale of securities and the Subscriber has furnished to the Company, prior to such sale, an opinion of counsel of recognized standing reasonably satisfactory to the Company confirming the compliance of such sale with the 1933 Act and applicable United States state securities laws;

(vi)
acknowledges and agrees the Securities will be “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and applicable regulations the Securities may be resold without registration under the 1933 Act only in certain limited circumstances;

(vii)

understands and acknowledges that upon the issuance thereof, and unless and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable United States state securities laws and regulations, the certificates representing any of the Shares and Warrant Shares (and all certificates issued in exchange therefor or in substitution thereof) shall bear, on the face of such certificates, the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAW. NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, OR (B) AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.”

(viii)

understands and acknowledges that the Warrants may only be exercised in circumstances where there is an exemption from the registration requirements of the 1933 Act available and applicable state securities laws and upon the original issue of the Warrants each certificate representing the Warrants and all certificates issued in exchange therefor or in substitution or transfer thereof, shall bear the following legend:

“THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY

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APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON WITHIN THE UNITED STATES UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. AS USED HEREIN, THE TERMS ‘UNITED STATES’ AND ‘U.S. PERSON’ HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE 1933 ACT.”

(ix)	consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth herein;

(x)
acknowledges the Company has no obligation or present intention to file a registration statement under the 1933 Act in respect of the Securities and accordingly there are substantial restrictions on transferability of the Securities and it may not be possible to liquidate the Subscriber’s investment readily in case of any emergency;

(xi)
acknowledges the Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(xii)
the Subscriber will not engage in any ‘directed selling efforts’ (as defined in Regulation S of the 1933 Act) in the United States of America in respect of the resale of the Securities, which includes any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; and

(xiii)
the Subscriber has not subscribed for the Units as a result of any form of ‘general solicitation’ or ‘general advertising’ (as those terms are used in Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

- or -

Non-Canadian & Non-United States Subscribers

(xiv)	a jurisdiction, other than Canada or the United States of America, as set out on the first page of this Agreement.

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(b)	if the Subscriber is not purchasing the Units for its own account:

	(i)	the Subscriber is:

(A)
a trust company or an insurance company which has received a business authorization under the Financial Institutions Act (British Columbia) or is authorized under the laws of another province of Canada to carry on such business in such other province and the Subscriber is purchasing such securities as an agent or trustee for accounts that are fully managed by the Subscriber; or

(B)
an adviser managing the investment portfolios of clients through discretionary authority granted by one or more clients and is registered as such an adviser under the BC Act or the laws of another province of Canada or is exempt from such registration and the Subscriber is purchasing securities as an agent for accounts that are fully managed by the Subscriber;

(C)
an adviser managing the investment portfolios of clients through discretionary authority granted by one or more clients and is in a jurisdiction other than Canada, has completed Schedule II to this Agreement and is purchasing securities as an agent for accounts that are fully managed by it; and

	(ii)	the aggregate acquisition cost for such securities is not less than CDN$ 97,000 or the Subscriber qualifies as an ‘accredited investor’ in British Columbia as set out on Schedule IV;

(c)
unless the subscriber is a Reg S Subscriber or Rule 506 Subscriber, the subscriber is not a U.S. Person or a person in the United States and is not acquiring the Units for the account or benefit of a U.S. Person or a person in the United States. A ‘U.S. Person’ is defined in Regulation S under the 1933 Act to be any person who is

	(A)	any natural person resident in the United States,

	(B)	any partnership or corporation organized or incorporated under the laws of the United States,

	(C)	any estate of which any executor or administrator is a U.S. Person,

	(D)	any trust of which any trustee is a U.S. Person,

	(E)	any agency or branch of a foreign entity located in the United States,

	(F)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or, if an individual, resident in the United States, and

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	(G)	any partnership or corporation if

		(i)	organized or incorporated under the laws of any foreign jurisdiction, and

(ii)
formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by ‘Accredited Subscribers’ (as defined in Section 230.501(a) of the 1933 Act) who are not natural persons, estates or trusts;

(d)
the Subscriber is aware that the Units will be distributed pursuant to certain exemptions under the BC Act and other applicable securities legislation and the Subscriber is not acquiring the Units as a result of any information about the material affairs of the Company that is not generally known to the public save knowledge of this particular transaction;

(e)
pursuant to the Resale Instrument and the policies of the Exchange the Subscriber will not transfer the Securities for a period of four months from the Closing Date except in compliance with the Resale Instrument and the policies of the Exchange and will comply with such notice and other requirements under applicable securities legislation upon disposition;

(f)
neither the Subscriber nor any party on whose behalf it is acting has been created, established, formed or incorporated solely, or is used primarily, to acquire securities or to permit the purchase of the Units without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

(g)	the Subscriber and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out on the first page of this Agreement;

(h)
the entering into of the Transaction Documents and the transactions contemplated thereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(i)
the Subscriber has the legal capacity and competence to enter into and execute the Transaction Documents and to take all actions required pursuant thereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution of the Transaction Documents on behalf of the Subscriber;

(j)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

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(k)	this subscription by the Subscriber has not been induced by any representations or warranties by any person whatsoever with regard to the future value of the Securities; and

(l)
the Subscriber is an investor in securities of corporations in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and it has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Units.

The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon by the Company in determining its suitability as a purchaser of the Securities and the Subscriber hereby agrees to indemnify the Company against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein.

7.         Representations, Warranties and Covenants of the Company

The Company represents and warrants to and covenants with the Subscriber that, as of the date of this Agreement and at the Closing:

(a)
the Company and its subsidiaries, if any, are valid and subsisting corporations duly incorporated, continued or amalgamated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated with respect to all acts necessary to maintain their corporate existence;

(b)	the Company has complied and will comply with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Units;

(c)
the Company is the beneficial owner of the properties, business and assets or the interests in the properties, business and assets referred to in the Public Record, except as disclosed in the Public Record all agreements by which the Company holds an interest in a property, business or asset are in good standing according to their terms, and there has not been any breach of the applicable laws of the jurisdictions in which such properties, business and assets are situated which would have a material adverse effect on such properties, business and assets;

(d)
the Public Record and the representations contained in the Transaction Documents are accurate in all material respects and omit no fact, the omission of which would make such representation misleading in light of the circumstances in which such representation was made;

(e)	the Financial Statements accurately reflect the financial position of the Company as at the date thereof and no adverse material changes in the financial position of the

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Company have taken place since the date of the latest balance sheet contained in the Financial Statements, except as has been publicly disclosed;

(f)
the issuance and sale of the Units by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Company is a party;

(g)
the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, duly executed and delivered by the Company and, subject to acceptance by the Company, constitute valid obligations of the Company legally binding upon it and enforceable in accordance with their terms;

(h)
the issuance of the Securities, at the time of their issue, will have been approved by all requisite corporate action and any shares comprising part of the Securities, upon issue and delivery, will be validly issued as fully paid and non-assessable;

(i)
the Company and its subsidiaries, if any, are duly registered or licensed to carry on business in the jurisdictions in which they are required to be so registered or licensed to carry on business or own property or assets;

(j)
neither the Company nor any of its subsidiaries, if any, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and, as at the date hereof, no such actions, suits or proceedings have been threatened or, to the best of the Company’s knowledge, are pending, except as disclosed in the Public Record;

(k)
no order ceasing or suspending trading in the Securities nor prohibiting sale of the Securities has been issued to and is outstanding against the Company or its directors, officers or promoters and to the best of the Company’s knowledge no investigations or proceedings for such purposes are pending or threatened;

(l)
the Company is a reporting issuer under the BC Act, Securities Act (Alberta) and Securities Act (Ontario), its common shares are listed for trading on the Exchange and there shall not be any consents, approvals, authorizations, orders or agreements of any stock exchanges, securities commissions or similar authorities in Canada, governmental agencies or regulators, courts or any other persons which may be required for the issuance of the Securities and the delivery of certificates representing the Securities to the Subscriber, not obtained and not in effect on the date of delivery of such certificates;

(m)	the Company is a ‘qualified issuer’ under the Resale Instrument and section 2.5(2) thereof will apply to the first trade of the Securities;

(n)	the Company is a ‘foreign private issuer’ as defined in the 1933 Act and it will use its best efforts to remain a foreign private issuer for a period of 12 months from the Closing Date; and

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(o)
neither the Company nor any subsidiary shall take any action which would be reasonably expected to result in the delisting or suspension of the Shares on or from the Exchange or on or from any securities exchange, market or trading or quotation facility on which the Shares are then listed or quoted and the Company shall comply, in all material respects, with the rules and regulations thereof.

8.         Company Indemnity

The Company shall indemnify, defend and hold the Subscriber and each other holder of the Securities (which term shall, for the purposes of this Section, include the Subscriber or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of the Company contained herein.

9.         Legending of Securities

The Subscriber hereby acknowledges that legends will be placed upon the certificates representing the Securities to the effect that the securities represented thereby are subject to hold or restricted resale periods and may not be traded until the expiry thereof except as permitted under the Resale Instrument, the policies of the Exchange and any other applicable securities legislation, rules or policies.

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10.         Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the acquisition of the Securities shall be borne by the Subscriber.

11.         Governing Law

This Agreement is governed by the laws of the province of British Columbia and the federal laws of Canada applicable herein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorn to the jurisdiction of the courts of the province of British Columbia.

12.         Survival

This Agreement including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties for a period of one year after the Closing Date notwithstanding the completion of the purchase of the Units by the Subscriber and any subsequent disposition by the Subscriber of the Securities.

13.         Assignment

This Agreement is not transferable or assignable.

14.         Execution

The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

15.         Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

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16.         Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber, or by any third party.

17.         Notice

Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be made, given or served by registered mail, postage pre-paid, by telecopy or by delivery to the parties at the addresses as set out in this Agreement. Any notice or other communication:

(a)	mailed shall be deemed to have been received on the fifth business day following its mailing;

(b)	telecopied shall be deemed to have been received on the business day following the date of transmission; and

(c)	delivered shall be deemed to have been received on the date of delivery.

In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its address for service at any time by providing notice in writing of such change to the other party.

18.         Securities Regulatory Approval

This Agreement shall be subject to the approval of all securities regulatory authorities having jurisdiction.

19.         Time is of the Essence.

Time shall, in all respects, be of the essence.

20.         Currency

All references in this Agreement to dollars, unless otherwise specifically indicated, are stated in Canadian dollars.

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